EXHIBIT 99.1

AT THE COMPANY:	IR INQUIRIES:
Bruce T. Quigley	Charles Messman, Todd Kehrli
Vice President of Corporate Development and	MKR Group
Investor Relations	323-468-2300
949-362-5800	ir@mkr-group.com
bquigley@smithmicro.com

SMITH MICRO SOFTWARE REPORTS FIRST QUARTER 2007 RESULTS
First Quarter Y-O-Y Revenues Increased 79% to $17.7 million
Pro Forma Y-O-Y Net Income Increased 113% to $6.2 million, or $0.20 per share
Aliso Viejo, Calif., May 2, 2007 — Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software solutions for the wireless market, today reported its 2007 first quarter financial results.
First Quarter 2007 Key Financial Results:
•	Revenue increased to $17.7 million, up 79% year-over-year.

•	Pro forma net income was $6.2 million, up 113% over the same period last year.

•	Pro forma earnings of $0.20 per diluted shares on 30.7 million shares, compared to $0.12 per diluted share on 24.3 million shares for the first quarter of 2006

•	Cash and cash equivalents were $94.0 million, up from $92.6 million reported at December 31, 2006
Financial Discussion:
“The first quarter was marked by continued execution on many key objectives for the Company,” said William W. Smith, Jr., President and CEO of Smith Micro Software, Inc. “We made significant progress with our business case within our Multimedia business segment by signing both IUSACELL, one of Mexico’s leading technology mobile operators, and one of the largest domestic wireless carriers, Sprint, for our solution to drive its new music data plan. We see these new relationships as a significant step in the Company’s commitment to broaden and diversify our customer base.

Smith Micro 2007 First Quarter Financial Results	Page 2 of 8
Within our Multimedia business segment, we also launched our upgraded QuickLink Media solution, an intuitive, all-in-one solution that significantly expands our market reach. Our Sales pipeline remains strong and we continue to expect to sign on other new wireless carriers in 2007.”
Mr. Smith continued, “We also reached a milestone for the company in announcing joint development with Kyocera Wireless in evaluating Smith Micro’s StuffIt Wireless resource compression solution for selected Kyocera mobil phones slated for release in 2008. We believe our solution is uniquely attractive as it provides the handset manufacturer a strong return on investment, while providing the end users an enhanced experience. We continue to have discussions with several other large handset manufacturers and look to announce additional wins in the future.”
Mr. Smith concluded, “We are pleased that our QuickLink Mobile solution had another strong quarter, and we see market trends favoring continued growth in this area as the CDMA carriers roll out the EVDO-REV A service, and the GSM carriers move to HSDPA. Overall, we are exited about the progress Smith Micro has made at the start of a new year and we look forward to a successful 2007 as we continue to expand our portfolio of solutions through acquisitions and new organic technology developments. We expect to expand and diversify our customer base, pursue new markets opportunities, and continue to build upon our leadership position in the wireless software space.”
Smith Micro reported record net revenue of $17.7 million for the first quarter ended March 31, 2007, a 79% increase when compared to the $9.9 million reported in the first quarter of 2006.
Pro forma net income (which excludes amortization of intangible assets associated with acquisitions, stock compensation related expenses and non-cash tax expense) for the first quarter was $6.2 million, or $0.20 per diluted share, compared to pro forma net income of $2.9 million or $0.12 per diluted share for the first quarter of 2006. Fully diluted shares outstanding as of March 31, 2007 increased to 30.7 million as compared to 24.3 million shares outstanding as of March 31, 2006.
On a GAAP basis, which includes amortization of acquisition intangibles, stock compensation and non-cash tax expense, the Company earned $0.06 per diluted share for the first quarter of 2007, compared to $0.07 per diluted share for the first quarter of 2006.

Smith Micro 2007 First Quarter Financial Results	Page 3 of 8
Total cash and equivalents at March 31, 2007 increased to $94.0 million, compared to $92.6 million at December 31, 2006.
The Company uses a pro forma reconciliation of its condensed consolidated statements of income in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our results of operations and income generation, since amortization of intangibles from acquisitions, amortization of deferred stock-based compensation and impairment gains and losses on investments, and non-cash tax expense are excluded from the pro forma earnings calculation. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between pro forma earnings and net income on an absolute and per share basis.
Investor Conference Call
Smith Micro will hold an investor conference call to discuss the company’s first quarter results at 4:30 p.m. Eastern time today, May 2, 2007. The call can be accessed by dialing (800) 218-0204 and giving the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
About Smith Micro Software:
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communications and utility software products for multiple OS platforms. The company designs easy-to-use software for personal computing and business solutions around the world. With a focus on wireless and broadband technologies and the Internet, the company’s products and services enable wireless communications, file and image compression, and digital image and music management. In addition, Smith Micro develops and publishes award-winning software solutions for Windows and Macintosh, empowering users in the areas of information access, removal, recovery, security, and Internet distribution. Smith Micro’s leading brands are QuickLink®, StuffIt®, CheckIt®, Internet Cleanup™ and Spring Cleaning®. Smith Micro’s complete line of products is available through retail stores, Value-Added Resellers (VARs), Smith Micro’s consumer, enterprise, wireless OEM sales groups and the company’s websites. Smith Micro’s common stock trades on the NASDAQ Global Market® under the symbol SMSI.

Smith Micro 2007 First Quarter Financial Results	Page 4 of 8
Safe Harbor Statement: This release may contain forward-looking statements that involve risks and uncertainties including, without limitation, forward-looking statements relating to the company’s financial prospects and projections, the company’s ability to increase its business, and the anticipated timing and financial performance of new products and potential acquisitions. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, fluctuations or cancellations in orders from customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those presented in any forward-looking statements. Smith Micro assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro 2007 First Quarter Financial Results	Page 5 of 8
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Three Months Ended March 31, 2007
(results exclude amortization of intangibles associated with the acquisitions of
Allume Systems, Inc. PhoTags, Inc. and Ecutel Systems, Inc. as well as stock based compensation and non-cash income tax expense)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
Net Revenues	$17,667	$—	$17,667
Cost of Revenues	5,679	(312)	5,367

Gross Profit	11,988	312	12,300
OPERATING EXPENSES
Selling & Marketing	3,459	(1,129)	2,330
Research & Development	2,723	(454)	2,269
General & Administrative	3,595	(1,199)	2,396

Total Operating Expenses	9,777	(2,782)	6,995

Operating Income	2,211	3,094	5,305
Interest Income	1,226		1,226

Income Before Income Taxes	3,437	3,094	6,531
Income Tax Expense	1,595	(1,269)	326

Net Income	$1,842	$4,363	$6,205

Income Per Share, Basic	$0.06		$0.21

Weighted Average Shares Outstanding, Basic	29,051		29,051

Income Per Share, Diluted	$0.06		$0.20

Weighted Average Shares Outstanding, Diluted	30,684		30,684

Smith Micro 2007 First Quarter Financial Results	Page 6 of 8
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Three Months Ended March 31, 2006
(results exclude amortization of intangibles associated with the acquisition of
Allume Systems, Inc. and stock based compensation expenses)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
Net Revenues	$9,885	$—	$9,885
Cost of Revenues	3,299	(273)	3,026

Gross Profit	6,586	273	6,859
OPERATING EXPENSES
Selling & Marketing	1,873	(349)	1,524
Research & Development	1,677	(251)	1,426
General & Administrative	1,409	(224)	1,185

Total Operating Expenses	4,959	(824)	4,135

Operating Income	1,627	1,097	2,724
Interest Income	224		224

Income Before Income Taxes	1,851	1,097	2,948
Income Tax Expense	39		39

Net Income	$1,812	$1,097	$2,909

Income Per Share, Basic	$0.08		$0.13

Weighted Average Shares Outstanding, Basic	22,303		22,303

Income Per Share, Diluted	$0.07		$0.12

Weighted Average Shares Outstanding, Diluted	24,284		24,284

Smith Micro 2007 First Quarter Financial Results	Page 7 of 8
Smith Micro Software, Inc.
Statement of Operations for the Three Months Ended March 31, 2007 and 2006
(in thousands, except per share amounts)

	Unaudited
	2007	2006
Net Revenues	$17,667	$9,885
Cost of Revenues	5,679	3,299

Gross Profit	11,988	6,586
OPERATING EXPENSES
Selling & Marketing	3,459	1,873
Research & Development	2,723	1,677
General & Administrative	3,595	1,409

Total Operating Expenses	9,777	4,959

Operating Income	2,211	1,627
Interest Income	1,226	224

Income Before Income Taxes	3,437	1,851
Income Tax Expense	1,595	39

Net Income	$1,842	$1,812

Income Per Share, Basic	$0.06	$0.08

Weighted Average Shares Outstanding, Basic	29,051	22,303

Income Per Share, Diluted	$0.06	$0.07

Weighted Average Shares Outstanding, Diluted	30,684	24,284

Smith Micro 2007 First Quarter Financial Results	Page 8 of 8
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$94,046	$92,564
Accounts Receivable, (Net)	9,095	9,828
Income Taxes Receivable	122	122
Deferred Tax Asset	90	90
Inventory	622	857
Prepaid & Other Assets	640	308

Total Current Assets	104,615	103,769
Equipment & Improvements, Net	505	417
Deferred Tax Asset	6,191	7,786
Goodwill	24,501	15,266
Intangible Assets, Net	6,149	3,788

TOTAL ASSETS	$141,961	$131,026

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,294	$2,941
Accrued Liabilities	2,990	2,028

Total Current Liabilities	5,284	4,969

Common Stock	30	28
Additional Paid In Capital	137,794	129,018
Accumulated Deficit	(1,147)	(2,989)

Total Stockholders’ Equity	136,677	126,057

TOTAL LIABILITIES & EQUITY	$141,961	$131,026

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